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                                                                     EXHIBIT 3.1

              FIFTH AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                                PIXELWORKS, INC.


         Pursuant to the Oregon Business Corporation Act (ORS Chapter 60), PixelWorks, Inc. hereby adopts the following Fifth Amended and Restated Articles of Incorporation, which shall supersede the heretofore existing Fourth Restated Articles of Incorporation and all previous amendment and restatements thereof.

                                   ARTICLE 1.

                                      NAME.

                  The name of the Corporation is Pixelworks, Inc.


                                   ARTICLE 2.

                      SHARES AND RIGHTS THEREOF GENERALLY.

       2.1 AUTHORIZED STOCK. The aggregate number of shares which the corporation shall have authority to issue is 250,000,000 shares of common stock with a par value of $0.001 per share ("Common Stock") , and 50,000,000 shares of preferred stock with a par value of $0.001 per share (Preferred Stock").

       2.2 RIGHTS OF COMMON STOCK. The shares of common stock have unlimited voting rights and are entitled to receive the net assets of the Corporation on dissolution, subject to rights of the Preferred Stock.

       2.3 AUTHORITY TO DESIGNATE SERIES PREFERRED. The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights or consent rights which have been or may be granted to the Preferred Stock or any series thereof herein, by law, or in Articles of Amendment adopted by the Board of Directors ("Protective Provisions"), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such additional series may be subordinated to, made PARI PASSU with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or made senior to any of those of any present or future class of series of Preferred or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

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                                   ARTICLE 3.

                    DESIGNATION OF SERIES OF PREFERRED STOCK.

       3.1    DEFINITIONS AND DESIGNATION.

              3.1.1 PREFERRED STOCK. For purposes of this Article 3, the term "Preferred Stock" refers to shares of Preferred Stock of any designated series, but not shares that have not yet been designated to a series. Where rights, privileges, preferences or restrictions are specific to a particular series, that series is identified by name, e.g., "Series A Preferred Stock."

              3.1.2 COMMON STOCK. As used in this Article 3, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, par value $.001 per share, as constituted on the date of filing of these Fifth Amended and Restated Articles of Incorporation, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall neither be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends nor entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Preferred Stock shall include only shares designated as Common
       Stock of the Corporation on the date of filing of these Fifth Amended and Restated Articles of Incorporation, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in Section 3.9.4 and
       Section 3.9.5. The Common Stock, voting as a separate class, shall have the right to elect one Director.

              3.1.3 SERIES A PREFERRED STOCK: NUMBER, ISSUE PRICE, DIRECTOR RIGHTS. There is hereby designated, out of the 50,000,000 authorized shares of Preferred Stock, 2,906,976 shares as Series A Preferred Stock, with rights, privileges, preferences and restrictions as described in this Article 3. Series A Preferred Stock shall have an Issue Price of $0.43 per share. The Series A Preferred Stock, voting as a separate series, shall have the right to elect one Director.

              3.1.4 SERIES B PREFERRED STOCK: NUMBER, ISSUE PRICE, DIRECTOR RIGHTS. There is hereby designated, out of the 50,000,000 authorized shares of Preferred Stock, 5,500,005 shares as Series B Preferred Stock, with rights, privileges, preferences and restrictions as described in this Article 3. Series B Preferred Stock shall have an Issue Price of $1.20 per share. The Series B Preferred Stock, voting as a separate series, shall have the right to elect one Director.

              3.1.5 SERIES C PREFERRED STOCK: NUMBER AND ISSUE PRICE. There is hereby designated, out of the 50,000,000 authorized shares of Preferred Stock, 2,493,026 shares as Series C Preferred Stock, with rights, privileges, preferences and restrictions as described in this
       Article 3. Series C Preferred Stock shall have an Issue Price of $4.68 per share.

              3.1.6 SERIES D PREFERRED STOCK: NUMBER AND ISSUE PRICE. There is hereby designated, out of the 50,000,000 authorized shares of Preferred Stock, 2,250,000 shares as Series D Preferred Stock, with rights, privileges, preferences and restrictions as described in this
       Article 3. Series D Preferred Stock shall have an Issue Price of $12.75 per share.

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       3.2    VOTING. Except as may be otherwise provided in this Article 3 or by law, issued Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation. Each share of Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which each share of Preferred Stock is then convertible.

       3.3    BOARD OF DIRECTORS.

              3.3.1 SIZE. The Corporation shall not, without the affirmative vote or written consent of a majority of all directors elected by holders of Preferred Stock consenting or voting (as the case may be) separately as holders of such Preferred Stock, increase the maximum number of directors constituting the Board of Directors to a number in excess of five (5).

              3.3.2 RIGHTS TO ELECT. The holders of Preferred Stock shall be entitled to elect that number of directors of the Corporation (voting by series, or collectively among one or more series, as may be specified) as is specified in Section 3.1. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy of the holders of at least a majority in interest of the then outstanding shares of Preferred Stock of any given series shall constitute a quorum of the Preferred Stock of that series for the election of directors to be elected solely by the holders of that series. The presence in person or by proxy of the holders of at least a majority in interest of the then outstanding shares of Preferred Stock of any given combination of series shall constitute a quorum of the Preferred Stock of that combination, for the election of directors to be elected solely by that particular combination of series. A vacancy in any directorship elected by the holders of any particular series or combination of series of Preferred Stock shall be filled only by vote or written consent of the holders of that series or combination of series of Preferred Stock. The directors shall serve for terms extending from the date of their election and qualification until the time of the next succeeding annual meeting of shareholders and until their successors have been elected and qualified. All remaining directors not elected pursuant to Section 3.1 above shall be elected only upon election by each of the holders of the Common Stock, voting as a separate class, the holders of the Series A Preferred Stock, voting as a separate class, the holders of the Series B Preferred Stock, voting as a separate class, and the holders of the Series C Preferred Stock and Series D Preferred Stock, voting together as a separate class.

       3.4 DIVIDENDS. Preferred Stock shall be entitled to receive dividends, when and if declared by the Board of Directors, in amounts per share (determined on an as-converted-to-common-stock basis) not less than those paid on Common Stock per share, and in preference to and before any dividends are paid on Common Stock. All dividends declared upon the Preferred Stock shall be declared pro rata per share.

       3.5    LIQUIDATION, DISSOLUTION AND WINDING-UP.

              3.5.1 LIQUIDATION PREFERENCE PAYMENT. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of Series C Preferred Stock and Series D Preferred Stock shall be entitled to receive in preference to the holders of the shares of Series A and Series B Preferred Stock and Common Stock an amount per share equal to the Issue Price for each such series, plus, an amount per share equal to any

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       dividends declared but unpaid thereon, computed to the date payment thereof is made (the "Senior Liquidation Preference Payment"). After payment of the Senior Liquidation Preference payment, the holders of shares of Series B Preferred Stock shall be entitled to receive in preference to the holders of the shares of Series A Preferred Stock and Common Stock an amount per share equal to the Issue Price for that series, plus, an amount per share equal to any dividends declared but unpaid thereon, computed to the date payment thereof is made (the "Series B Liquidation Preference Payment"). After payment of the Senior Liquidation Preference Payment and the Series B Liquidation Preference Payment, the holders of shares of Series A Preferred Stock shall be entitled to receive in preference to the holders of shares of Common Stock an amount per share equal to the Issue Price for that series, plus, an amount per share equal to any dividends declared but unpaid thereon, computed to the date payment thereof is made (the "Series A Liquidation Preference Payment"). The Senior Liquidation Preference Payment, the Series B Liquidation Preference Payment and the Series A Liquidation Preference Payment, collectively are the "Liquidation Preference Payments." If upon any liquidation, dissolution, or winding up of the Corporation, the assets to be distributed to the holders of the Preferred Stock shall be insufficient to permit payment to such shareholders of the full preferential amounts aforesaid, then all of the assets of the Corporation available for distribution to holders of the Preferred Stock shall be distributed (i) first to holders of shares of Series D Preferred Stock and Series C Preferred Stock in proportion to their respective preferences that would have been payable in respect of the shares held by them upon such distribution if all preferences on or with respect to such shares were paid in full, (ii) then to holders of shares of Series B Preferred Stock pro rata, so that each such holder receives that proportion of the assets available for distribution as the number of shares of Series B Preferred Stock held by such holder of Series B Preferred Stock, times the Series B Liquidation Preference Payment appropriate to each share, bears to the total Series B Liquidation Preference Payments, and (iii) then to holders of shares of Series A Preferred Stock pro rata, so that each such holder receives that proportion of the assets then available for distribution to holders of Series A Preferred Stock as the number of shares of Series A Preferred Stock held by such holder of Series A Preferred Stock, times the Series A Liquidation Preference Payment appropriate to each share, bears to the total Series A Liquidation Preference Payments.

              3.5.2 DISTRIBUTION OF BALANCE. Upon any liquidation, dissolution or winding up of the Corporation, immediately after the holders of Preferred Stock shall have been paid in full the Liquidation Preference Payments, the remaining net assets of the Corporation available for distribution shall be distributed ratably among the holders of the shares of Series A Preferred Stock and Common Stock in an amount per share as would have been payable had each share of Series A Preferred Stock been converted to Common Stock immediately prior to such liquidation, dissolution or winding up.

              3.5.3 EQUIVALENCE OF CERTAIN MERGERS AND SALES. The (x) consolidation or merger of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof (except a consolidation or merger into a subsidiary or merger in which the Corporation is the surviving Corporation and the holders of the Corporation's voting stock outstanding immediately prior to the transaction constitute a majority of the holders of voting stock outstanding immediately following the transaction), or (y) the sale or transfer by the Corporation of all or substantially all its assets, or
       (z) the sale or transfer by the Corporation's shareholders of more than 80% in voting power of the Corporation's capital stock shall be deemed to be a liquidation, dissolution or winding up of the Corporation

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       within the meaning of the provisions of this Section, provided as a result of any such transaction or as an integral part of it, the Preferred Stock with respect to which payment or exchange is given or received is converted to Common Stock or otherwise retired following the payments required pursuant to this Section 3.5.

              3.5.4 VALUE OF NON-CASH DISTRIBUTIONS. Whenever the distribution provided for in this Section 3.5 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

       3.6 REDEMPTION. The shares of Preferred Stock shall be redeemed as follows:

              3.6.1 OPTIONAL REDEMPTION BY HOLDERS OF SERIES A PREFERRED STOCK. With the approval of the holders of a majority of the then outstanding shares of Series A Preferred Stock, one or more holders of shares of Series A Preferred Stock may, by giving notice (the "Series A Notice") to the Corporation at any time after March 1, 2002, require the Corporation to redeem all of the outstanding shares of Series A Preferred Stock in two installments, with up to one-half of the shares redeemed on the First Series A Redemption Date (as defined below), and the remainder redeemed on the first anniversary of the First Series A Redemption Date (the "Second Series A Redemption Date"). The Series A Notice shall state the number of shares of Series A Preferred Stock which the Corporation shall be required to redeem in accordance with the limitations set forth in the preceding sentence. Upon receipt of the Series A Notice, the Corporation will so notify all other persons holding Series A Preferred Stock. After receipt of the Series A Notice, the Corporation shall fix the first date for redemption (the "First Series A Redemption Date"), provided that such First Series A Redemption Date shall occur within sixty (60) days after receipt of the Series A Notice. All holders of shares of Series A Preferred Stock shall deliver to the Corporation during regular business hours, at the office of any transfer agent of the Corporation for the Series A Preferred Stock, or at the principal office of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates for the Series A Preferred Stock, duly endorsed for transfer to the Corporation (if required by it) on or before the First Series A Redemption Date. Notwithstanding the foregoing, upon the receipt of the Series A Notice requiring establishment of the First Series A Redemption Date, the Corporation may, if the Board of Directors deems it to be in the best interest of the Corporation, postpone the First Series A Redemption Date to a date that is not later than one (1) year and sixty (60) days from the date of the Series A Notice.

              3.6.2 OPTIONAL REDEMPTION BY HOLDERS OF SERIES B PREFERRED STOCK. With the approval of the holders of a majority of the then outstanding shares of Series B Preferred Stock, one or more holders of shares of Series B Preferred Stock may, by giving notice (the "Series B Notice") to the Corporation at any time after March 1, 2003, require the Corporation to redeem all of the outstanding shares of Series B Preferred Stock in two installments, with up to one-half of the shares redeemed on the First Series B Redemption Date (as defined below), and the remainder redeemed on the first anniversary of the First Series B Redemption Date (the "Second Series B Redemption Date"). The Series B Notice shall state the number of shares of Series B Preferred Stock which the Corporation shall be required to redeem in accordance with the limitations set forth in the preceding sentence. Upon receipt of the Series B Notice, the Corporation will so notify all other persons holding Series B Preferred Stock. After receipt of the Series B Notice, the Corporation shall fix the first date for redemption (the "First Series B

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       Redemption Date"), provided that such First Series B Redemption Date shall occur within sixty (60) days after receipt of the Series B Notice. All holders of shares of Series B Preferred Stock shall deliver to the Corporation during regular business hours, at the office of any transfer agent of the Corporation for the Series B Preferred Stock, or at the principal office of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates for the Series B Preferred Stock, duly endorsed for transfer to the Corporation (if required by it) on or before the First Series B Redemption Date. Notwithstanding the foregoing, upon the receipt of the Series B Notice requiring establishment of the First Series B Redemption Date, the Corporation may, if the Board of Directors deems it to be in the best interest of the Corporation, postpone the First Series B Redemption Date to a date that is not later than one (1) year and sixty (60) days from the date of the Series B Notice.

              3.6.3 OPTIONAL REDEMPTION BY HOLDERS OF SERIES C PREFERRED STOCK. With the approval of the holders of a majority of the then outstanding shares of Series C Preferred Stock, one or more holders of shares of Series C Preferred Stock may, by giving notice (the "Series C Notice") to the Corporation at any time after March 1, 2004, require the Corporation to redeem all of the outstanding shares of Series C Preferred Stock in two installments, with up to one-half of the shares redeemed on the First Series C Redemption Date (as defined below), and the remainder redeemed on the first anniversary of the First Series C Redemption Date (the "Second Series C Redemption Date"). The Series C Notice shall state the number of shares of Series C Preferred Stock which the Corporation shall be required to redeem in accordance with the limitations set forth in the preceding sentence. Upon receipt of the Series C Notice, the Corporation will so notify all other persons holding Series C Preferred Stock. After receipt of the Series C Notice, the Corporation shall fix the first date for redemption (the "First Series C Redemption Date"), provided that such First Series C Redemption Date shall occur within sixty (60) days after receipt of the Series C Notice. All holders of shares of Series C Preferred Stock shall deliver to the Corporation during regular business hours, at the office of any transfer agent of the Corporation for the Series C Preferred Stock, or at the principal office of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates for the Series C Preferred Stock, duly endorsed for transfer to the Corporation (if required by it) on or before the First Series C Redemption Date. Notwithstanding the foregoing, upon the receipt of the Series C Notice requiring establishment of the First Series C Redemption Date, the Corporation may, if the Board of Directors deems it to be in the best interest of the Corporation, postpone the First Series C Redemption Date to a date that is not later than one (1) year and sixty (60) days from the date of the Series C Notice.

              3.6.4 OPTIONAL REDEMPTION BY CORPORATION OF SERIES A PREFERRED STOCK. On or after March 1, 2005, the Corporation may at its option establish a redemptiondate (the "Series A Call Redemption Date") as of which the Corporation shall redeem all, but not less than all, of the then outstanding Series A Preferred Stock. The Corporation shall give notice of the Series A Call Redemption Date to all holders of Series A Preferred Stock as provided for the First Series A Redemption Date in
       Section 3.6.1.

              3.6.5 OPTIONAL REDEMPTION BY CORPORATION OF SERIES B PREFERRED STOCK. On or after March 1, 2006, the Corporation may at its option establish a redemption date (the "Series B Call Redemption Date") as of which the Corporation shall redeem all, but not less than all, of the then outstanding Series B Preferred Stock. The Corporation shall give notice of the Series B Call

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       Redemption Date to all holders of Series B Preferred Stock as provided for the First Series B Redemption Date in Section 3.6.2.

              3.6.6 OPTIONAL REDEMPTION BY CORPORATION OF SERIES C PREFERRED STOCK. On or after March 1, 2007, the Corporation may at its option establish a redemption date (the "Series C Call Redemption Date") as of which the Corporation shall redeem all, but not less than all, of the then outstanding Series C Preferred Stock. The Corporation shall give notice of the Series C Call Redemption Date to all holders of Series C Preferred Stock as provided for the First Series C Redemption Date in Section 3.6.3.

              3.6.7 REDEMPTION PRICE AND PAYMENT. The First Series A Redemption Date, the Second Series A Redemption Date, the First Series B Redemption Date, the Second Series B Redemption Date, the First Series C Redemption Date, the Second Series C Redemption Date, the Series A Call Redemption Date, the Series B Call Redemption Date and the Series C Call Redemption Date are collectively referred to in this
       Section 3.6.7 and in Section 3.6.8 below as the Redemption Dates, and individually each is a Redemption Date. The Series A Preferred Stock to be redeemed on the Redemption Dates shall be redeemed by paying for each share in cash an amount equal to the greater of (i) the then Fair Market Value per share or (ii) $0.43 per share, plus, in the case of each share, an amount equal to all dividends declared and unpaid thereon, such amount being referred to as the "Series A Redemption Price." The Series B Preferred Stock to be redeemed on the Redemption Dates shall be redeemed by paying for each share in cash an amount equal to the greater of (i) the then Fair Market Value per share or
       (ii) $1.20 per share, plus, in the case of each share, an amount equal to all dividends declared and unpaid thereon, such amount being referred to as the "Series B Redemption Price." The Series C Preferred Stock to be redeemed on the Redemption Dates shall be redeemed by paying for each share in cash an amount equal to the greater of (i) the then Fair Market Value per share or (ii) $4.68 per share, plus, in the case of each share, an amount equal to all dividends declared and unpaid thereon, such amount being referred to as the "Series C Redemption Price." Such payment of the Series A Redemption Price, Series B Redemption Price or the Series C Redemption Price shall be made in full on each of the Redemption Dates to the holders entitled thereto. The term "Fair Market Value" shall mean an amount equal to the fair market value of a share of Preferred Stock of the series being redeemed (giving effect to the value of the rights and preferences of such shares as herein provided) determined as follows: the Board of Directors of the Corporation shall endeavor in good faith to agree unanimously to the fair market value of a share of Preferred Stock of the series being redeemed. If they are unable to do so within sixty (60) days after the occurrence of an event giving rise to a need to determine that fair market value, an investment banking firm chosen by a majority of the holders of those series of Preferred Stock being redeemed and an investment banking firm chosen by the Corporation shall each calculate such value (determined after giving effect to the fees of such investment bankers). In the event the difference between such valuations is less than twenty percent (20%) of the higher valuation, then the Fair Market Value shall be deemed to be the average of such two valuations. In the event that the difference between such valuations is greater than twenty percent (20%) of the higher valuation, the two investment banking firms shall designate a third investment banking firm which shall select from the two valuations the valuation that such third firm determines to be closer to its own valuation (reduced if appropriate by the additional fees of the proceedings), and the valuation so selected shall be considered the Fair Market Value. In all events, the fees and expenses of any such investment banking firms shall be paid by the Corporation.

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              3.6.8  REDEMPTION MECHANICS. At least twenty (20) but not more than thirty (30) days prior to each Redemption Date, written notice (the "Redemption Notice") shall be given by the Corporation by mail, postage prepaid, or by facsimile transmission to non-U.S. residents, to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of shares of the affected series of Preferred Stock notifying such holder of the redemption and specifying the Series A Redemption Price, Series B Redemption Price or the Series C Redemption Price, as applicable, the Redemption Date and the place where said redemption price shall be payable. The Redemption Notice shall be addressed to each holder at the holder's address as shown by the records of the Corporation. From and after the close of business on the Redemption Date, unless there shall have been a default in the payment of the applicable redemption price, all rights of holders of shares of Preferred Stock of the affected series (except the right to receive the applicable redemption price) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of the affected series of Preferred Stock on any Redemption Date are insufficient to redeem the total number of outstanding shares of that series of Preferred Stock to be redeemed on such redemption date, the holders of shares of that series of Preferred Stock shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable with respect to the full number of shares owned by them if all such outstanding shares were redeemed in full, and the ratable portion of such shares whose Fair Market Value has thus been paid shall be deemed to have been redeemed. The shares of Preferred Stock of the affected series not redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Preferred Stock of the affected series, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.

              3.6.9 REDEEMED OR OTHERWISE ACQUIRED SHARES TO BE RETIRED. Any shares of Preferred Stock redeemed pursuant to this Section 3.6 or otherwise acquired by the Corporation in any manner whatsoever shall be cancelled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Preferred Stock.

       3.7 PROTECTIVE PROVISIONS. At any time when shares of Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required herein or by law, and in addition to any other vote required herein or by law, without the written consent of the holders of at least two-thirds (2/3) in interest of the then outstanding shares of Preferred Stock given in writing or by vote at a meeting and acting together as a single class (or, if the action affects one class differently than another, voting as separate classes), the Corporation will not:

              3.7.1 MERGE OR CONSOLIDATE. Merge or consolidate with or into, or permit any subsidiary to merge or consolidate with or into, any other corporation, corporations, entity or entities (except a consolidation or merger into a Subsidiary or merger in which the Corporation is the surviving Corporation and the holders of the Corporation's voting stock outstanding immediately prior to the transaction constitute a majority of the holders of voting stock outstanding immediately following the transaction).

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              3.7.2  TRANSFER SUBSTANTIALLY ALL ASSETS. Sell, abandon,
       transfer, lease or otherwise dispose of all or substantially all of its properties or assets.

              3.7.3 AMEND ARTICLES OR BYLAWS ADVERSELY. Amend, alter or repeal any provision of its Articles of Incorporation or Bylaws in a manner adverse to any series of Preferred Stock;

              3.7.4 CREATE, RECLASSIFY, OR AUTHORIZE ADDITIONAL PREFERRED. Create or authorize the creation of any additional class or series of shares of stock, or reclassify any existing class of series of stock, unless the same ranks junior to the then-existing Preferred Stock as to voting, dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or increase the authorized amount of Preferred Stock of any series or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the then-existing Preferred Stock as to dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or create or authorize any obligation or security convertible into shares of Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the then-existing Preferred Stock as to dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation, whether any such creation, authorization or increase shall be by means of amendment to the Articles of Incorporation or by merger, consolidation or otherwise.

              3.7.5 CHANGE ARTICLES. In any manner amend, alter or change the designations or the powers, preferences or rights, privileges or the restrictions of any series of Preferred Stock adversely.

              3.7.6 DISSOLVE CORPORATION. Dissolve, liquidate, or wind up the Corporation.

              3.7.7 REDEEM STOCK. Repurchase, redeemn, or retire any shares of capital stock of the Corporation other than pursuant to contractual rights to repurchase shares of Common Stock held by employees, directors or consultants of the Corporation or its subsidiaries upon termination of their employment or services or pursuant to the exercise of a contractual right of first refusal held by the Corporation.

       3.8 CONVERSION. The holders of shares of Preferred Stock shall have the following conversion rights.

              3.8.1  DEFINITIONS. The "Conversion Price" as used in this
       Section 3.8 and in Section 3.9 and as applicable to any given series of Preferred Stock means, as of the date of these Articles, the Issue Price for that series. The Conversion Price will be adjusted from time to time as this Section 3.8 and Section 3.9 require, and such adjusted Conversion Price shall be deemed to be the Conversion Price in effect at the date any shares of Preferred Stock are converted. The "Original Issue Date" with respect to any given series of Preferred Stock is the date on which shares of that series were first issued to anyone.

              3.8.2 RIGHT TO CONVERT. Subject to the terms and conditions of this Section , the holder of any share or shares of Preferred Stock shall have the right, at its option at any time, to convert any such shares of Preferred Stock (except that upon any liquidation of the Corporation or any transaction contemplated in Section 3.5.3 the right of conversion shall terminate at the close

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       of business on the business day fixed for payment of the amounts distributable on the Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (i) multiplying the number of shares of Preferred Stock of each series so to be converted by the Issue Price applicable to that series and (ii) dividing the result by the Conversion Price then applicable to that series. Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

              3.8.3 ISSUANCE OF CERTIFICATES; TIME CONVERSION EFFECTED. Promptly after the receipt of the written notice referred to in
       Section 3.8.2 and surrender of the certificate or certificates for the share or shares of Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price applicable to the relevant series shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

              3.8.4 MANDATORY CONVERSION. All outstanding shares of Preferred Stock shall automatically convert to shares of Common Stock if at any time the Corporation shall effect a firm commitment underwritten public offering of shares of Common Stock in which (i) the aggregate net proceeds (prior to deduction of underwriters' discounts, commissions and expenses) from such offering to the Corporation shall be at least $10,000,000 and (ii) the price paid by the public for such shares shall be at least $7.00 per share (except that for Series D Preferred Stock, conversion shall not be automatic unless the price paid by the public for such shares shall be at least $12.75 per share) (share prices herein identified to be appropriately adjusted to reflect the occurrence of any event described in Section
       3.9.1 and Section 3.9.2), then effective upon the closing of the sale of such shares by the Corporation pursuant to such public offering, all outstanding shares of Preferred Stock shall automatically convert to shares of Common Stock. All outstanding shares of Preferred Stock of a given series shall likewise automatically convert to shares of Common Stock if at any time a majority of the total number of shares of that series of Preferred Stock originally issued by the Corporation have been converted into Common Stock through the mechanism described in Section 3.8.2.

              3.8.5 FRACTIONAL SHARES; DIVIDENDS; PARTIAL CONVERSION. No fractional shares shall be issued upon conversion of Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. Subject to the provisions of Section 3.5, at the time of each conversion, the Corporation shall: (i) if cash is legally available, pay in cash an amount equal to all dividends

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       accrued and unpaid on the shares of Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in Section 3.8.3 or Section 3.8.4, or (ii) if cash is not then legally available, pay such dividends if and when such cash does become legally available. In case the number of shares of Preferred Stock represented by the certificate or certificates surrendered pursuant to Section 3.8.2 exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 3.8.5, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation, and based upon the aggregate number of Shares of Preferred Stock surrendered by any one holder.

       3.9    CONVERSION PRICE ADJUSTMENTS.

              3.9.1 ADJUSTMENTS FOR STOCK SPLITS AND COMBINATIONS. If the Corporation shall at any time or from time to time after Original Issue Date effect a subdivision of the outstanding Common Stock without a corresponding subdivision of that series of Preferred Stock, the Conversion Price for that series in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock in to a smaller number of shares without a corresponding combination of a given series of Preferred Stock, the Conversion Price for that series in effect immediately before the combination shall be proportionately increased. Any adjustment under this section 3.9.1 shall become effective at the close of business on the date the subdivision or combination becomes effective.

              3.9.2 ADJUSTMENTS FOR COMMON STOCK DIVIDENDS AND DISTRIBUTIONS. If the Corporation at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction
       (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this
       Section 3.9.2 to reflect the actual payment of such dividend or distribution.

              3.9.3 ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. If the Corporation at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution

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       payable in securities of the Corporation other than shares of Common
       Stock, in each such event provision shall be made so that the holders of the Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Corporation which they would have received had their Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 3.9 with respect to the rights of the holders of the Preferred Stock or with respect to such other securities by their terms.

              3.9.4 ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of the Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than through a consolidation or merger qualifying for purposes of Section 3.5.3 or a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 3.9), in any such event each holder of Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

              3.9.5 REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR SALES OF ASSETS. If at any time or from time to time after the Original Issue Date, there is a capital reorganization of the Common Stock (other than a transaction qualifying for purposes of Section 3.5.3 or a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 3.9), as a part of such capital reorganization, provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3.9 with respect to the rights of the holders of Preferred Stock after the capital reorganization to the end that the provisions of this Section 3.9 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

              3.9.6 WEIGHTED AVERAGE ANTIDILUTION ADJUSTMENT. If the Corporation at any time after the effective date of these Fourth Amended and Restated Articles of Incorporation shall issue any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for any given series of Preferred Stock then in effect (the "Old Conversion Price",) the Conversion Price applicable to each such series shall be adjusted or readjusted, as follows.

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                 (a)  CALCULATION. The Conversion Price for each series of
            Preferred Stock affected shall be adjusted to be equal to (i) the sum of: the "Old Stock" times the Old Conversion Price, and the New Consideration; (i) divided by the sum of the "Old Stock" and the "New Stock." "Old Stock" is the number of shares of Common Stock outstanding immediately prior to such issue or sale (including all Additional Stock previously deemed issued), plus the total number of shares of Common Stock that would be issued upon conversion of all outstanding Preferred Stock, before any adjustment in Conversion Price associated with such issue or sale, plus the total number of shares of stock issuable on the exercise of any options then granted and outstanding. The "New Stock" is the number of common equivalent shares actually issued (or deemed issued) in the transaction giving rise to the adjustment in the Conversion Price. The "New Consideration" is the aggregate consideration received by the Corporation for the New Stock.

                 (b) SIMPLIFYING DELAY. No adjustment of the Conversion Price for Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and taken into account in any subsequent adjustment.

                 (c) DEFINING "ADDITIONAL STOCK." "Additional Stock" shall mean any shares of Common Stock issued, or deemed issued under the rules of this Section 3.9.6, by the Corporation after the effective date of these Fifth Amended and Restated Articles of Incorporation other than "Reserved Shares." "Reserved Shares" are defined as follows:

                      (A) Common Stock issued pursuant to a transaction
            described in Sections 3.9.1 through 3.9.5, upon conversion of Preferred Stock, or upon exercise of any warrants to purchase common stock outstanding prior to the date of these Fourth Amended and Restated Articles of Incorporation;

                      (B) Up to 3,900,000 shares of Common Stock issued to
            employees, consultants, directors or advisory board members of the Corporation primarily for the purpose of soliciting or retaining their employment directly or pursuant to a stock option plan or restricted stock plan approved by the shareholders and directors of the Corporation, or such higher number of shares as may be approved from time to time by a majority of the Board of Directors including the affirmative consent of a majority of all directors entitled to be elected by the holders of one or more series of Preferred Stock, with respect to such series, or shares reissued after repurchase pursuant to any restricted stock purchase agreement following a termination in status as an employee, consultant, director, or advisory board member; and

                      (C) Common Stock issued in equipment lease financing or
            otherwise issued or issuable in standard commercial line of credit transactions approved by a majority of the Board of Directors in good faith, which majority shall include the affirmative consent of a majority of all directors entitled to be elected by the holders of one or more series of Preferred Stock, with respect to such series.

                 (d) ISSUANCE OF RIGHTS OR OPTIONS. In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase

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            of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price for any given series of Preferred Stock in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in Section 3.9.6(f), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                 (e) ISSUANCE OF CONVERTIBLE SECURITIES. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common
            Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price for any given series of Preferred Stock in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in Section 3.9.6(f), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price for any given series of Preferred Stock have been or are to be made pursuant to other provisions of these Articles, no

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            further adjustment of the Conversion Price for that series shall be made by reason of such issue or sale.

                 (f) CHANGE IN OPTION PRICE OR CONVERSION RATE. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in
                 Section 3.9.6(d), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Section 3.9.6(d) or 3.9.6(e), or the rate at which Convertible Securities referred to in Sections 3.9.6(d) or 3.9.6(e) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price for any series of Preferred Stock in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect for that series at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder for any series of Preferred Stock as to which the instrument in question had previously caused an adjustment shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                 (g) CONSIDERATION FOR STOCK. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

                 (h) RECORD DATE. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the granting of such right of subscription or purchase.

       3.10 NOTICE OF ADJUSTMENT. Upon any adjustment of the Conversion Price, then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, or by facsimile transmission to non-U.S. residents, addressed to each holder of shares of Preferred Stock affected by the adjustment at the address of such holder as shown on the books of the Corporation, which notice

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shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

       3.11 STOCK TO BE RESERVED. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversion Price in effect at the time for any given series of Preferred Stock. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed.

       3.12 NO REISSUANCE OF PREFERRED STOCK. Shares of a particular series of Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued, unless redesignated through procedures provided for in Section 2.3.

       3.13 ISSUE TAX. The issuance of certificates for shares of Common Stock upon conversion of Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Preferred Stock which is being converted.

       3.14 CLOSING OF BOOKS. The Corporation will at no time close its transfer books against the transfer of any Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Preferred Stock in any manner which interferes with the timely conversion of such Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

                              ARTICLE 4.

                              DIRECTORS

       4.1 NUMBER OF DIRECTORS. The number of directors of the Corporation shall be not less than three nor more than twelve, and within such limits, the exact number shall be fixed and increased or decreased from time to time by resolution of the Board of Directors.

       4.2 ELECTION OF DIRECTORS. If the number of directors is fixed by the Board of Directors at six or more, the directors shall be divided into three classes designated Class I, Class II and Class III, each class to be as nearly equal in number as possible. At the next annual meeting of shareholders following that designation ("First Meeting"), directors of all three classes shall be elected. The term of office of Class I directors shall expire at the first annual meeting of shareholders following their election. The terms of Class II directors shall expire at the second annual meeting of shareholders following their election. The terms of the Class III directors shall expire at the third annual meeting of shareholders following their election. At each annual meeting of shareholders after the First Meeting, each class of directors elected to succeed those

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directors whose terms expire shall be elected to serve for three-year terms and until their successors are elected and qualified, so that the term of one class of directors will expire each year. When the number of directors is changed within the limits provided herein, any newly created directorships, or any decrease in directorships, shall be so apportioned among the classes as to make all classes as nearly equal as possible, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent directors.

       4.3 REMOVAL. All or any number of the directors of the Corporation may be removed only for cause and at a meeting of shareholders called expressly for that purpose, by the vote of 75 percent of the votes then entitled to be cast for the election of directors. Cause for removal shall be deemed to exist only if the director whose removal is proposed has engaged in criminal conduct or has engaged in fraudulent or dishonest conduct or gross abuse of authority or discretion with respect to the Corporation. At any meeting of shareholders at which one or more directors are removed, a majority of votes then entitled to be cast for the election of directors may fill any vacancy created by such removal. If any vacancy created by removal of a director is not filled by the shareholders at the meeting at which the removal is effected, such vacancy may be filled by a majority vote of the remaining directors.

       4.4 AMENDMENT OF ARTICLE. The provisions of this Article 4 may not be amended, altered, changed or repealed in any respect unless such action is approved by the affirmative vote of not less than 75 percent of the votes then entitled to be cast for election of directors.

                             ARTICLE 5.

                   EXCLUSION OF DIRECTOR LIABILITY.

       No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director; provided that this Article 5 shall not eliminate the liability of a director for any act or omission for which such elimination of liability is not permitted under the Oregon Business Corporation Act. No amendment to the Oregon Business Corporation Act that further limits the acts or omissions for which elimination of liability is permitted shall affect the liability of a director for any act or omission that occurs prior to the effective date of such amendment.

                             ARTICLE 6.

        INDEMNIFICATION OF DIRECTORS, OFFICERS, & FIDUCIARIES.

       6.1 INDEMNIFICATION. The Corporation shall indemnify to the fullest extent not prohibited by law any person who was or is a party or is threatened to be made a party to any Proceeding (as defined below) against all expenses (including attorney fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such Proceeding.

       6.2 ADVANCEMENT OF EXPENSES. Expenses incurred by a director or officer of the Corporation in defending a Proceeding shall in all cases be paid by the Corporation in advance of the final disposition of such Proceeding at the written request of such person, if the person:

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           6.2.1 furnishes the Corporation a written affirmation of the person's good faith belief that such person has met the standard of conduct described in the Oregon Business Corporation Act or is entitled to be indemnified by the Corporation under any other indemnification rights granted by the Corporation to such person; and

           6.2.2 furnishes the Corporation a written undertaking to repay such advance to the extent it is ultimately determined by a court that such person is not entitled to be indemnified by the Corporation under this
Article 6 or under any other indemnification rights granted by the Corporation to such person.

           Such advances shall be made without regard to the person's ability to repay such advances and without regard to the person's ultimate entitlement to indemnification under this Article 6 or otherwise.

       6.3 DEFINITION OF PROCEEDING. The term "Proceeding" shall include any threatened, pending, or completed action, suit, or proceeding, whether brought in the right of the corporation or otherwise and whether of a civil, criminal, administrative, or investigative nature, in which a person may be or may have been involved as a party or otherwise by reason of the fact that the person is or was a director or officer of the corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the corporation, or is or was serving at the request of the corporation as a director, officer, or fiduciary of an employee benefit plan of another corporation, partnership, joint venture, trust, or other enterprise, whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification or advancement of expenses can be provided under this Article 6.

       6.4 NON-EXCLUSIVITY AND CONTINUITY OF RIGHTS. This Article 6: (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any statute, agreement, general or specific action of the board of directors, vote of shareholders or otherwise, both as to action in the official capacity of the person indemnified and as to action in another capacity while holding office, (ii) shall continue as to a person who has ceased to be a director or officer, (iii) shall inure to the benefit of the heirs, executors, and administrators of such person, and (iv) shall extend to all claims for indemnification or advancement of expenses made after the adoption of this Article 6.

       6.5 AMENDMENTS. Any repeal of this Article 6 shall only be prospective and no repeal or modification hereof shall adversely affect the rights under this Article 6 in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any Proceeding.

                               ARTICLE 7.

            SHAREHOLDER APPROVAL OF CERTAIN CORPORATE ACTIONS.

       No agreement of merger or consolidation of this corporation which requires shareholder approval under the Oregon Business Corporation Act shall be approved or become effective unless the holders of not less than sixty-seven percent (67%) of the outstanding shares of the corporation entitled to vote thereon shall vote for the adoption of the agreement. This corporation shall not sell, lease or exchange all or substantially all of its property and assets unless the holders of not less than sixty-seven percent (67%) of the outstanding shares of the corporation entitled to vote thereon shall vote for such sale, lease or exchange.

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Dissolution or liquidation of the corporation shall require the prior approval of holders of not less than sixty-seven percent (67%) of the outstanding shares of the corporation entitled to vote thereon.





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